Exhibit 99.1

For Immediate Release:	April 18, 2017

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES FIRST QUARTER EARNINGS
AND QUARTERLY DIVIDEND

GLASTONBURY, Conn., April 18, 2017 – United Financial Bancorp, Inc. (“United Financial” or the "Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank”), announced results for the quarter ended March 31, 2017.

The Company reported net income of $13.7 million, or $0.27 per diluted share, for the quarter ended March 31, 2017, compared to net income for the linked quarter of $14.6 million, or $0.29 per diluted share. The Company reported net income of $11.9 million, or $0.24 per diluted share, for the quarter ended March 31, 2016.

"Over the last three consecutive quarters, United Financial Bancorp, Inc. has averaged a Return on Average Assets (ROA) of 0.87% and a Return on Average Tangible Common Equity (ROTCE) of 10.89%, as the Company continues to make progress on its Four Key Objectives communicated in April 2016," stated William H.W. Crawford, IV, Chief Executive Officer of the Company and the Bank. "I want to thank our dedicated employees, executives, and Board of Directors for their relentless focus on making United Bank a better bank for our customers and communities each day."

Balance Sheet

Assets totaled $6.70 billion at March 31, 2017 and increased $97.1 million, or 1.5%, from $6.60 billion at December 31, 2016. At March 31, 2017, total loans were $4.94 billion, representing an increase of $42.3 million, or 0.9%, from the linked quarter. Changes to loan balances during the first quarter of 2017 were highlighted by a $44.6 million, or 6.2%, increase in commercial business loans and a $16.6 million, or 4.0%, increase in owner-occupied commercial real estate loans. Total residential mortgages increased during the first quarter of 2017 by $11.2 million, or 1.0%. Total cash and cash equivalents decreased $6.3 million, or 6.9%, during the linked quarter, while the available for sale securities portfolio increased by $32.3 million, or 3.1%.

Deposits totaled $4.79 billion at March 31, 2017 and increased by $79.2 million, or 1.7%, from $4.71 billion at December 31, 2016. In the first quarter of 2017, money market deposit accounts increased $157.2 million,

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or 12.9%, and NOW checking deposits increased $39.2 million, or 7.9%, from the linked quarter, reflective of a seasonal increase in municipal deposits and successful new account acquisition. These increases were offset by a $110.1 million, or 6.3%, decrease in certificates of deposit, some of which migrated to money market deposit accounts.

Total Federal Home Loan Bank advances decreased by $37.8 million, or 3.6%, over the linked quarter, while other borrowings increased by $48.2 million, or 39.2%, due to an increase in the use of reverse repurchase borrowings.

Net Interest Income

Net interest income increased by $1.1 million, or 2.6%, to $44.3 million during the first quarter of 2017, from $43.2 million during the linked quarter. Interest income totaled $55.2 million in the first quarter of 2017 and increased by $1.5 million, or 2.9%, in comparison to $53.6 million in the linked quarter. Average interest-earning assets increased slightly by $59.0 million, or 1.0%, from the linked quarter. Average loan balances increased by $93.9 million, or 1.9%, from the linked quarter, highlighted by a $59.6 million, or 8.9%, increase in commercial business loans and a $27.0 million, or 5.4%, increase in home equity loans. Average residential mortgage balances increased by $12.4 million, or 1.0%, during the first quarter of 2017.

Interest expense increased by $420,000 to $10.9 million during the first quarter of 2017 from $10.4 million in the linked quarter. Average balance shifts in the first quarter of 2017 included a $222.6 million, or 13.7%, increase in NOW and money market deposits and a $156.2 million, or 8.4%, decrease in certificates of deposit. The growth observed in the money market and NOW checking deposits was largely driven by seasonal increases in municipal accounts.

The non-GAAP tax equivalent net interest margin for the first quarter of 2017 increased by seven basis points to 3.03% compared to 2.96% for the linked quarter, reflective of the modestly asset sensitive position of the balance sheet to changes in interest rates. The yield on interest-earning assets increased by ten basis points in the first quarter of 2017 to 3.75% as compared to the linked quarter, and the cost of total interest bearing liabilities increased by three basis points to 0.85% in the quarter ending March 31, 2017 as compared to the linked quarter. The total funding cost increased by one basis point to 0.74% in the quarter ending March 31, 2017. The improvement in the yield on interest-earning assets, as compared to the linked quarter, was largely driven by a six basis point increase in the yield on commercial real estate loans, which represents 34.3% of the Company's interest-earning assets. Further contributing to the linked quarter yield improvement was an eight basis points increase in the average residential loan yield and an 11 basis point increase in the average home equity loan yield.

Provision for Loan Losses

The provision for loan losses decreased by $1.1 million, or 31.9%, to $2.3 million for the quarter ended March 31, 2017 compared to $3.4 million for the linked quarter. The decrease in the provision for the quarter is the result of slowed growth in the covered loan portfolio. Net charge-offs for the quarter ending March 31, 2017 totaled $1.8 million, or 0.14%, as a percentage of average loans outstanding, as compared to $1.6 million, or 0.14% as a percentage of average loans for the quarter ended December 31, 2016. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

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Non-Interest Income

Total non-interest income decreased by $431,000, or 4.8%, to $8.5 million for the quarter ended March 31, 2017 from $8.9 million in the linked quarter. The decrease in the first quarter's non-interest income was driven primarily by a $1.5 million decrease in mortgage banking activities as compared to the linked quarter. Total non-interest income increased by $1.8 million from the comparable quarter in 2016.

Non-Interest Expense

Non-interest expense for the quarter ended March 31, 2017 totaled $34.7 million and increased by $1.4 million, or 4.2%, from the linked quarter. The increase in non-interest expense during the quarter was primarily due to the $813,000, or 22.2%, increase in occupancy and equipment expense as compared to the linked quarter, largely driven by weather related expenses. Salaries and employee benefit expense increased by approximately $451,000, or 2.3% over the linked quarter. This increase was mainly due to seasonality of withholding taxes and lower deferred expenses related to loan originations, and was partially offset by decreases in commissions and incentives and health insurance costs.

Asset Quality

Asset quality remained strong and stable. Non-performing assets increased by $461,000 to $36.4 million at March 31, 2017 from $36.0 million at December 31, 2016. The ratio of non-performing assets to total assets as compared to the linked quarter remained unchanged at 0.54% for March 31, 2017 and December 31, 2016.

Capital

The Company reported Tangible Common Equity ("TCE") of $545.2 million, or 8.3% of average assets, at March 31, 2017. Tangible book value per share increased to $10.75 at March 31, 2017 from $10.53 at December 31, 2016. The increase was primarily driven by the impact of the Company's net income of $13.7 million and improvement in accumulated other comprehensive income as a result of an increase in the market value of the Company's investment portfolio and derivative strategy, partially offset by the cash dividend payment to shareholders of $0.12 per share, which reduced shareholders' equity by $6.1 million. Book value per share at March 31, 2017 was $13.13.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on April 28, 2017 and payable on May 10, 2017. This dividend equates to a 2.73% annualized yield based on the $17.58 average closing price of the Company’s common stock in the first quarter of 2017. The Company has paid dividends for 44 consecutive quarters.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, April 19, 2017 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s first quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through May 3, 2017 by calling 1-877-344-7529 and entering conference number 10104762. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

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Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At March 31, 2017, the Company had $6.7 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-11 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Interest and dividend income:	(In thousands, except share data)
Loans	$46,493	$45,472
Securities-taxable interest	5,510	5,096
Securities-non-taxable interest	2,254	2,010
Securities-dividends	808	923
Interest-bearing deposits	101	73
Total interest and dividend income	55,166	53,574
Interest expense:
Deposits	6,819	6,266
Borrowed funds	4,050	3,906
Total interest expense	10,869	10,172
Net interest income	44,297	43,402
Provision for loan losses	2,288	2,688
Net interest income after provision for loan losses	42,009	40,714
Non-interest income:
Service charges and fees	5,418	4,594
Net gain from sales of securities	457	1,452
Income from mortgage banking activities	1,321	860
Bank-owned life insurance income	1,207	818
Net loss on limited partnership investments	(80)	(936)
Other income (loss)	182	(61)
Total non-interest income	8,505	6,727
Non-interest expense:
Salaries and employee benefits	19,730	17,791
Service bureau fees	2,103	2,029
Occupancy and equipment	4,469	3,900
Professional fees	1,309	881
Marketing and promotions	712	592
FDIC insurance assessments	679	939
Core deposit intangible amortization	385	433
FHLBB prepayment penalties	—	1,454
Other	5,308	5,744
Total non-interest expense	34,695	33,763
Income before income taxes	15,819	13,678
Provision for income taxes	2,093	1,784
Net income	$13,726	$11,894

Net income per share:
Basic	$0.27	$0.24
Diluted	$0.27	$0.24
Weighted-average shares outstanding:
Basic	50,257,825	49,423,218
Diluted	51,029,795	49,652,632

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest and dividend income:	(In thousands)
Loans	$46,493	$45,460	$45,331	$43,556	$45,472
Securities-taxable interest	5,510	4,848	4,808	4,926	5,096
Securities-non-taxable interest	2,254	2,191	2,140	2,051	2,010
Securities-dividends	808	986	990	1,021	923
Interest-bearing deposits	101	136	67	67	73
Total interest and dividend income	55,166	53,621	53,336	51,621	53,574
Interest expense:
Deposits	6,819	6,649	6,279	6,382	6,266
Borrowed funds	4,050	3,800	4,028	3,743	3,906
Total interest expense	10,869	10,449	10,307	10,125	10,172
Net interest income	44,297	43,172	43,029	41,496	43,402
Provision for loan losses	2,288	3,359	3,766	3,624	2,688
Net interest income after provision for loan losses	42,009	39,813	39,263	37,872	40,714
Non-interest income:
Service charges and fees	5,418	5,580	5,726	4,359	4,594
Net gain from sales of securities	457	94	48	367	1,452
Income from mortgage banking activities	1,321	2,838	2,198	2,331	860
Bank-owned life insurance income	1,207	863	899	814	818
Net loss on limited partnership investments	(80)	(705)	(850)	(1,504)	(936)
Other income (loss)	182	266	(132)	165	(61)
Total non-interest income	8,505	8,936	7,889	6,532	6,727
Non-interest expense:
Salaries and employee benefits	19,730	19,279	18,301	20,013	17,791
Service bureau fees	2,103	1,767	1,960	2,230	2,029
Occupancy and equipment	4,469	3,656	3,580	3,850	3,900
Professional fees	1,309	1,024	1,125	887	881
Marketing and promotions	712	778	656	1,023	592
FDIC insurance assessments	679	773	819	1,042	939
Core deposit intangible amortization	385	385	385	401	433
FHLBB prepayment penalties	—	—	—	—	1,454
Other	5,308	5,631	5,410	5,235	5,744
Total non-interest expense	34,695	33,293	32,236	34,681	33,763
Income before income taxes	15,819	15,456	14,916	9,723	13,678
Provision for income taxes	2,093	906	757	665	1,784
Net income	$13,726	$14,550	$14,159	$9,058	$11,894

Net income per share:
Basic	$0.27	$0.29	$0.28	$0.18	$0.24
Diluted	$0.27	$0.29	$0.28	$0.18	$0.24
Weighted-average shares outstanding:
Basic	50,257,825	50,070,710	49,800,105	49,623,472	49,423,218
Diluted	51,029,795	50,602,494	50,091,202	49,946,639	49,652,632

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$45,279	$47,248	$51,951	$54,792	$46,618
Short-term investments	39,381	43,696	162,295	42,649	40,616
Total cash and cash equivalents	84,660	90,944	214,246	97,441	87,234
Available for sale securities – At fair value	1,075,729	1,043,411	1,052,439	1,073,459	1,090,498
Held to maturity securities – At amortized cost	13,937	14,038	14,162	14,289	14,434
Loans held for sale	87,031	62,517	83,321	30,558	7,560
Loans:
Commercial real estate loans:
Owner-occupied	433,358	416,718	392,168	384,324	376,511
Investor non-owner occupied	1,697,414	1,705,319	1,702,701	1,675,821	1,648,321
Construction	85,533	98,794	90,380	107,302	128,007
Total commercial real estate loans	2,216,305	2,220,831	2,185,249	2,167,447	2,152,839
Commercial business loans	769,153	724,557	660,676	671,687	614,235
Consumer loans:
Residential real estate	1,167,428	1,156,227	1,129,079	1,171,300	1,176,357
Home equity	516,325	536,772	479,390	460,058	446,515
Residential construction	49,456	53,934	52,476	49,338	42,205
Other consumer	225,317	209,393	213,830	211,065	217,725
Total consumer loans	1,958,526	1,956,326	1,874,775	1,891,761	1,882,802
Total loans	4,943,984	4,901,714	4,720,700	4,730,895	4,649,876
Net deferred loan costs and premiums	13,273	11,636	10,214	9,403	7,612
Allowance for loan losses	(43,304)	(42,798)	(41,080)	(37,961)	(35,500)
Loans receivable - net	4,913,953	4,870,552	4,689,834	4,702,337	4,621,988
Federal Home Loan Bank of Boston stock, at cost	52,707	53,476	52,847	55,989	55,989
Accrued interest receivable	19,126	18,771	17,888	16,635	16,922
Deferred tax asset, net	37,040	39,962	32,529	31,395	32,222
Premises and equipment, net	51,299	51,757	52,520	53,021	53,685
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	5,517	5,902	6,287	6,672	7,073
Cash surrender value of bank-owned life insurance	169,007	167,823	126,948	126,734	125,920
Other assets	71,333	65,086	86,553	91,273	90,438
Total assets	$6,696,620	$6,599,520	$6,544,855	$6,415,084	$6,319,244

F - 3

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$690,516	$708,050	$687,865	$673,624	$657,144
Interest-bearing	4,099,843	4,003,122	4,007,606	3,781,717	3,876,901
Total deposits	4,790,359	4,711,172	4,695,471	4,455,341	4,534,045
Mortgagors’ and investor escrow accounts	10,925	13,354	9,045	14,040	9,696
Federal Home Loan Bank advances and other borrowings	1,180,053	1,169,619	1,102,882	1,222,160	1,073,034
Accrued expenses and other liabilities	49,300	49,509	81,217	79,350	69,191
Total liabilities	6,030,637	5,943,654	5,888,615	5,770,891	5,685,966
Total stockholders’ equity	665,983	655,866	656,240	644,193	633,278
Total liabilities and stockholders’ equity	$6,696,620	$6,599,520	$6,544,855	$6,415,084	$6,319,244

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Share Data:
Basic net income per share	$0.27	$0.29	$0.28	$0.18	$0.24
Diluted net income per share	0.27	0.29	0.28	0.18	0.24
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Key Statistics:
Total revenue	$52,802	$52,108	$50,918	$48,028	$50,129
Total non-interest expense	34,695	33,293	32,236	34,681	33,763
Average earning assets	6,113,365	6,054,346	5,984,951	5,887,738	5,849,517
Key Ratios:
Return on average assets (annualized)	0.83%	0.90%	0.88%	0.57%	0.76%
Return on average equity (annualized)	8.35%	8.95%	8.80%	5.71%	7.59%
Tax-equivalent net interest margin (annualized)	3.03%	2.96%	2.98%	2.94%	3.09%
Residential Mortgage Production:
Dollar volume (total)	$134,022	$160,512	$173,473	$173,507	$124,058
Mortgages originated for purchases	77,613	77,549	113,019	100,871	66,696
Loans sold	51,826	87,626	99,051	93,681	89,758
Income from mortgage banking activities	1,321	2,838	2,198	2,331	860
Non-performing Assets:
Residential real estate	$12,185	$11,357	$11,526	$11,729	$11,725
Home equity	4,307	4,043	3,650	3,176	3,036
Investor-owned commercial real estate	3,809	4,016	3,746	5,618	5,297
Owner-occupied commercial real estate	2,314	2,642	2,838	3,815	3,115
Construction	1,355	1,701	1,879	2,103	2,114
Commercial business	2,369	2,000	2,016	4,364	3,979
Other consumer	37	1,000	328	1,505	19
Non-accrual loans	26,376	26,759	25,983	32,310	29,285
Troubled debt restructured – non-accruing	8,252	7,304	7,345	6,713	7,143
Total non-performing loans	34,628	34,063	33,328	39,023	36,428
Other real estate owned	1,786	1,890	2,792	702	659
Total non-performing assets	$36,414	$35,953	$36,120	$39,725	$37,087
Non-performing loans to total loans	0.70%	0.69%	0.71%	0.82%	0.78%
Non-performing assets to total assets	0.54%	0.54%	0.55%	0.62%	0.59%
Allowance for loan losses to non-performing loans	125.05%	125.64%	123.26%	97.28%	97.45%
Allowance for loan losses to total loans	0.88%	0.87%	0.87%	0.80%	0.76%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.11%	2.05%	2.00%	2.19%	2.15%
Efficiency ratio (2)	63.95%	60.70%	60.22%	65.33%	63.00%
Cost of funds (annualized) (3)	0.74%	0.73%	0.72%	0.72%	0.73%
Total revenue growth rate	1.33%	2.34%	6.02%	(4.19)%	1.98%
Total revenue growth rate (annualized)	5.33%	9.35%	24.07%	(16.77)%	7.92%
Average earning asset growth rate	0.97%	1.16%	1.65%	0.65%	4.92%
Average earning asset growth rate (annualized)	3.90%	4.64%	6.60%	2.61%	19.67%
Return on average tangible common equity (annualized) (2)	10.42%	11.19%	11.05%	7.28%	9.65%
Pre-provision net revenue to average assets (2)	1.18%	1.31%	1.32%	1.11%	1.20%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-9 through page F-11.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2017			March 31, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,235,065	$10,223	3.31%	$1,207,005	$10,057	3.33%
Commercial real estate	2,098,474	20,726	4.01	2,010,589	21,082	4.22
Construction	145,486	1,564	4.36	171,268	2,023	4.75
Commercial business	730,443	6,720	3.73	607,331	6,129	4.06
Home equity	523,335	5,222	3.99	432,208	3,712	3.44
Other consumer	212,283	2,611	4.92	228,657	2,975	5.20
Investment securities	1,123,083	9,692	3.45	1,134,723	9,139	3.22
Other earning assets	45,196	101	0.89	57,736	73	0.51
Total interest-earning assets	6,113,365	56,859	3.75	5,849,517	55,190	3.79
Allowance for loan losses	(43,625)			(35,134)
Non-interest-earning assets	514,403			472,379
Total assets	$6,584,143			$6,286,762
Interest-bearing liabilities:
NOW and money market	$1,843,458	$2,196	0.48%	$1,573,554	$1,783	0.46%
Savings	528,657	77	0.06	519,264	74	0.06
Certificates of deposit	1,713,062	4,546	1.08	1,747,654	4,409	1.01
Total interest-bearing deposits	4,085,177	6,819	0.68	3,840,472	6,266	0.66
Federal Home Loan Bank advances	980,524	2,670	1.10	956,819	2,481	1.04
Other borrowings	126,001	1,380	4.44	150,387	1,425	3.81
Total interest-bearing liabilities	5,191,702	10,869	0.85	4,947,678	10,172	0.83
Non-interest-bearing deposits	668,823			635,552
Other liabilities	65,863			76,472
Total liabilities	5,926,388			5,659,702
Stockholders’ equity	657,755			627,060
Total liabilities and stockholders’ equity	$6,584,143			$6,286,762
Net interest-earning assets	$921,663			$901,839
Tax-equivalent net interest income		45,990			45,018
Tax-equivalent net interest rate spread			2.90%			2.96%
Tax-equivalent net interest margin			3.03%			3.09%
Average interest-earning assets to average interest-bearing liabilities			117.75%			118.23%
Less tax-equivalent adjustment		1,693			1,616
Net interest income		$44,297			$43,402

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2017			December 31, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,235,065	$10,223	3.31%	$1,222,680	$9,877	3.23%
Commercial real estate	2,098,474	20,726	4.01	2,104,146	20,883	3.95
Construction	145,486	1,564	4.36	146,688	1,621	4.40
Commercial business	730,443	6,720	3.73	670,795	6,297	3.73
Home equity	523,335	5,222	3.99	496,379	4,817	3.88
Other consumer	212,283	2,611	4.92	210,473	2,542	4.83
Investment securities	1,123,083	9,692	3.45	1,100,280	9,234	3.36
Other earning assets	45,196	101	0.89	102,905	136	0.53
Total interest-earning assets	6,113,365	56,859	3.75	6,054,346	55,407	3.65
Allowance for loan losses	(43,625)			(42,176)
Non-interest-earning assets	514,403			478,997
Total assets	$6,584,143			$6,491,167
Interest-bearing liabilities:
NOW and money market	$1,843,458	$2,196	0.48%	$1,620,899	$1,597	0.39%
Savings	528,657	77	0.06	526,426	80	0.06
Certificates of deposit	1,713,062	4,546	1.08	1,869,223	4,972	1.06
Total interest-bearing deposits	4,085,177	6,819	0.68	4,016,548	6,649	0.66
Federal Home Loan Bank advances	980,524	2,670	1.10	926,827	2,425	1.04
Other borrowings	126,001	1,380	4.44	122,752	1,375	4.46
Total interest-bearing liabilities	5,191,702	10,869	0.85	5,066,127	10,449	0.82
Non-interest-bearing deposits	668,823			691,932
Other liabilities	65,863			82,518
Total liabilities	5,926,388			5,840,577
Stockholders’ equity	657,755			650,590
Total liabilities and stockholders’ equity	$6,584,143			$6,491,167
Net interest-earning assets	$921,663			$988,219
Tax-equivalent net interest income		45,990			44,958
Tax-equivalent net interest rate spread			2.90%			2.83%
Tax-equivalent net interest margin			3.03%			2.96%
Average interest-earning assets to average interest-bearing liabilities			117.75%			119.51%
Less tax-equivalent adjustment		1,693			1,786
Net interest income		$44,297			$43,172

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-9 through F-11 in the following press release tables:

F - 8

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Net Income (GAAP)	$13,726	$14,550	$14,159	$9,058	$11,894
Non-GAAP adjustments:
Non-interest income	(465)	(94)	(118)	(367)	(1,452)
Non-interest expense	—	107	55	1,403	1,454
Related income tax (benefit) expense	163	(5)	22	(363)	47
Net adjustment	(302)	8	(41)	673	49
Total net income (non-GAAP)	$13,424	$14,558	$14,118	$9,731	$11,943

Non-interest income (GAAP)	$8,505	$8,936	$7,889	$6,532	$6,727
Non-GAAP adjustments:
Net gain on sales of securities	(457)	(94)	(48)	(367)	(1,452)
BOLI claim benefit	(8)	—	(70)	—	—
Net adjustment	(465)	(94)	(118)	(367)	(1,452)
Total non-interest income (non-GAAP)	8,040	8,842	7,771	6,165	5,275
Total net interest income	44,297	43,172	43,029	41,496	43,402
Total revenue (non-GAAP)	$52,337	$52,014	$50,800	$47,661	$48,677

Non-interest expense (GAAP)	$34,695	$33,293	$32,236	$34,681	$33,763
Non-GAAP adjustments:
Effect of position eliminations	—	(107)	(55)	(1,403)	—
FHLBB prepayment penalties	—	—	—	—	(1,454)
Net adjustment	—	(107)	(55)	(1,403)	(1,454)
Total non-interest expense (non-GAAP)	$34,695	$33,186	$32,181	$33,278	$32,309

Total loans	$4,943,984	$4,901,714	$4,720,700	$4,730,895	$4,649,876
Non-covered loans (1)	(691,054)	(744,763)	(721,763)	(1,259,285)	(1,334,303)
Total covered loans	$4,252,930	$4,156,951	$3,998,937	$3,471,610	$3,315,573
Allowance for loan losses	$43,304	$42,798	$41,080	$37,961	$35,500
Allowance for loan losses to total loans	0.88%	0.87%	0.87%	0.80%	0.76%
Allowance for loan losses to total covered loans	1.02%	1.03%	1.03%	1.09%	1.07%

F - 9

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Efficiency Ratio:
Non-Interest Expense (GAAP)	$34,695	$33,293	$32,236	$34,681	$33,763
Non-GAAP adjustments:
Other real estate owned expense	(91)	(100)	(40)	(63)	(35)
Effect of position eliminations	—	(107)	(55)	(1,403)	—
FHLBB prepayment penalties	—	—	—	—	(1,454)
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$34,604	$33,086	$32,141	$33,215	$32,274

Net Interest Income (GAAP)	$44,297	$43,172	$43,029	$41,496	$43,402
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,693	1,786	1,721	1,675	1,616

Non-Interest Income (GAAP)	8,505	8,936	7,889	6,532	6,727
Non-GAAP adjustments:
Net gain on sales of securities	(457)	(94)	(48)	(367)	(1,452)
Net loss on limited partnership investments	80	705	850	1,504	936
BOLI claim benefit	(8)	—	(70)	—	—
Total Revenue for Efficiency Ratio (non-GAAP)	$54,110	$54,505	$53,371	$50,840	$51,229

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	63.95%	60.70%	60.22%	65.33%	63.00%

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$44,297	$43,172	$43,029	$41,496	$43,402
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,693	1,786	1,721	1,675	1,616
Total tax equivalent net interest income (A)	$45,990	$44,958	$44,750	$43,171	$45,018

Non Interest Income (GAAP)	8,505	8,936	7,889	6,532	6,727
Non-GAAP adjustments:
Net gain on sales of securities	(457)	(94)	(48)	(367)	(1,452)
Net loss on limited partnership investments	80	705	850	1,504	936
BOLI claim benefit	(8)	—	(70)	—	—
Non-Interest Income for PPNR (non-GAAP) (B)	$8,120	$9,547	$8,621	$7,669	$6,211

Non-Interest Expense (GAAP)	$34,695	$33,293	$32,236	$34,681	$33,763
Non-GAAP adjustments:
Effect of position eliminations	—	(107)	(55)	(1,403)	—
FHLBB prepayment penalties	—	—	—	—	(1,454)
Non-Interest Expense for PPNR (non-GAAP) (C)	$34,695	$33,186	$32,181	$33,278	$32,309

Total PPNR (non-GAAP) (A + B - C) :	$19,415	$21,319	$21,190	$17,562	$18,920
Average Assets	6,584,143	6,491,167	6,437,096	6,326,441	6,286,762
PPNR to Average Assets (Annualized)	1.18%	1.31%	1.32%	1.11%	1.20%

F - 10

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$13,726	$14,550	$14,159	$9,058	$11,894
Non-GAAP adjustments:
Intangible Assets amortization, tax effected at 35%	250	250	250	261	281
Net Income excluding intangible assets amortization, tax effected at 35%	$13,976	$14,800	$14,409	$9,319	$12,175
Average stockholders' equity (non-GAAP)	$657,755	$650,590	$643,266	$634,375	$627,060
Average goodwill & other intangible assets (non-GAAP)	121,004	121,383	121,767	122,171	122,590
Average tangible common stockholders' equity (non-GAAP)	$536,751	$529,207	$521,499	$512,204	$504,470
Return on Average Tangible Common Equity (non-GAAP)	10.42%	11.19%	11.05%	7.28%	9.65%
(1) As required by GAAP, the Company recorded acquired loans at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 11